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                                                                   EXHIBIT 10.13

               THIRD AMENDMENT TO THE KENT ELECTRONICS CORPORATION
                    TAX-DEFERRED SAVINGS AND RETIREMENT PLAN
               (AS AMENDED AND RESTATED EFFECTIVE MARCH 26, 1989)

      WHEREAS, Kent Electronics Corporation desires to amend the Kent Electronics Corporation Tax-Deferred Savings and Retirement Plan (the "Plan") to incorporate changes as required or made desirable by the United States Services Employment and Re-employment Rights Act of 1994, the Uruguay Roundtable Amendments Act, Small Business Job Protections Act of 1996, and the Taxpayer Relief Act of 1997;

      NOW, THEREFORE, the Plan shall be amended as follows:

      1. Effective January 1, 1997, Section 1.15 shall be amended in its entirety to read as follows:

            "Highly Compensated Employee shall mean (a) Employees who during the Plan Year (also the 'determination year') or preceding Plan Year (the 'look-back year') were at any time a 5% owner of Employer and
            (b) Employees with compensation in the preceding Plan Year from the Employer in excess of $80,000, (as adjusted by Commissioner under the Internal Revenue for any given year) and, if the Administrative Committee elects in its sole discretion, the Employee was a member of the top-paid 20% group of Employees.

            "For the purposes of determining who is a Highly Compensated Employee, the term 'compensation' has the meaning given such term by Code Section 415(c)(3).

            "Any Employee who is a non-resident alien who receives no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code) shall not be treated as an Employee for the purposes of determining whether an Employee is a Highly Compensated or Non-Highly Compensated Employee.

            "Notwithstanding the foregoing the determination of who is a Highly Compensated Employee shall be made in accordance with Section 414(q) of the Code and the applicable regulations thereunder and as elected by the Administrative Committee in accordance with applicable regulations."

      2. Section 1.15 shall be amended to provide that the definition of "Leased Employee," is amended effective January 1, 1997, by substituting "performed under primary direction or control by the recipient" for "of a type historically performed by employees in the business field of the recipient Employer."

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      3.    Effective for re-employments after December 12, 1994, Section 1.3 shall be amended to add the following at the end thereof:

            "Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u)."

      4. Any reference is this Plan and Trust to Family Member Aggregation Rules is stricken effective with the first day of the first Plan Year beginning after December 31, 1996.

      5. Effective January 1, 1997, the second paragraph in Section 3.3(i) is amended in its entirety as follows:

      "Any distribution of excess contributions for any plan year shall be made to Highly Compensated Employees on the basis of the amount of contributions by, or on behalf of, each of such Employees in accordance with the following method:

      Step 1: The Administrative Committee shall calculate the dollar amount of excess contributions for each affected Highly Compensated Employees.

      Step 2: The Administrative Committee shall then determine the total of the dollar amounts calculated in Step 1. This total amount in Step 2 (total excess contributions) shall be distributed in accordance with Steps 3 and 4 below:

      Step 3: The elective contributions of the Highly Compensated Employee with the highest dollar amount of elective contributions shall be reduced by the amount required to cause that Highly Compensated Employee's elective contributions to equal the dollar amount of the elective contributions of the Highly Compensated Employee with the next highest dollar amount of elective contributions. This amount shall be distributed to the Highly Compensated Employee with the highest dollar amount. However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total excess contributions, the lesser reduction amount shall be distributed.

      Step 4: If the total amount distributed is less than the total excess contributions, reductions shall continue to be made in accordance with Step 3 until the total amount distributed equals the total excess contributions.

      If these distributions are made, the cash or deferred arrangement is treated as meeting the nondiscrimination test of Code section 401(k)(3) regardless of whether the ADP, if recalculated after distributions, would satisfy Code section 401(k)(3)."

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6.    Section 3.3(j) is amended by the addition as the last paragraph:

      "From and after January 1, 1997, any distribution of excess aggregate contributions for any plan year shall be made to Highly Compensated Employees on the basis of the amount of contributions by, or on behalf of, each of such Employees in accordance with the following method:

      Step 1: The Administrative Committee shall calculate the dollar amount of excess aggregate contributions for each affected Highly Compensated Employee.

      Step 2: The Administrative Committee shall then determine the total of the dollar amounts calculated in Step 1. This total amount in Step 2 (total excess aggregate contributions) shall be distributed in accordance with Steps 3 and 4 below:

      Step 3: The matching contributions of the Highly Compensated Employee with the highest dollar amount of matching contributions shall be reduced by the amount required to cause that Highly Compensated Employee's matching contributions to equal the dollar amount of the matching contributions of the Highly Compensated Employee with the next highest dollar amount of matching contributions. This amount shall be distributed to the Highly Compensated Employee with the highest dollar amount. However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total excess aggregate contributions, the lesser reduction amount shall be distributed.

      Step 4: If the total amount distributed is less than the total excess aggregate contributions, reductions shall continue to be made in accordance with Step 3 until the total amount distributed equals the total excess aggregate contributions.

      If these distributions are made, the arrangement is treated as meeting the nondiscrimination test of Code section 401(m)(3) regardless of whether the ADP, if recalculated after distributions, would satisfy Code section 401(m)(3).

      This paragraph shall control notwithstanding any other provision in the Plan to the contrary."

7. Effective August 1, 1998, Sections 6.6 (ii) and (iii) shall be amended by substituting the dollar amount of "$5,000.00" in the place of "$3,500.00."

8. Effective August 1, 1998, Section 6.6(a)(i)(v) shall be amended as follows:

      "With respect to Employees who attain age 70 1/2 on or after August 1, 1998, and who are not 5%-owners, benefits shall commence upon the later of termination of employment or the Required Beginning Date."

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      IN WITNESS WHEREOF, this Amendment has been executed this 1st day of
August, 1998.

Signed, sealed, and delivered in the presence of:


                                                KENT ELECTRONICS CORPORATION

                                                By: /s/ Stephen J. Chapko
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                                                Date: 8/1/98



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